Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2023 RESULTS
SUNNYVALE, CALIF. January 9, 2024 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2023 financial results ahead of its presentation at the 42nd Annual J.P. Morgan Healthcare Conference on January 10, 2024.
Financial and Operational Highlights
•Fourth quarter 2023 worldwide da Vinci procedures grew approximately 21% compared with the fourth quarter of 2022. The comparative fourth quarter of 2022 reflected a resurgence of COVID-19 in China, which negatively impacted procedure volumes in the region.
•Full year 2023 worldwide da Vinci procedures grew approximately 22% compared with 2022. The Company expects worldwide da Vinci procedures to increase approximately 13% to 16% in 2024 as compared to 2023.
•The Company placed 415 da Vinci surgical systems in the fourth quarter of 2023, an increase of 12% compared with 369 in the fourth quarter of 2022. The Company placed 1,370 da Vinci surgical systems in 2023, an increase of 8% compared with 1,264 systems in 2022.
•Preliminary fourth quarter 2023 revenue of approximately $1.93 billion increased 17% compared with $1.66 billion in the fourth quarter of 2022. Preliminary 2023 revenue of approximately $7.12 billion increased 14% compared with $6.22 billion in 2022.
Preliminary Results
The Company expects fourth quarter 2023 revenue of approximately $1.93 billion, an increase of 17% compared with $1.66 billion in the fourth quarter of 2022. The Company expects 2023 revenue of approximately $7.12 billion, an increase of 14% compared with $6.22 billion in 2022. The unaudited results in this press release are preliminary and subject to the completion of the Company’s final closing procedures and annual independent audit and, therefore, are subject to adjustment.
Preliminary fourth quarter 2023 instruments and accessories revenue increased by 22% to approximately $1.14 billion, compared with $0.94 billion in the fourth quarter of 2022, primarily driven by growth in da Vinci procedure volume and higher pricing for instruments and accessories, partially offset by customer buying patterns. Preliminary full year 2023 instruments and accessories revenue increased by 22% to approximately $4.28 billion, compared with $3.52 billion for 2022, primarily driven by growth in da Vinci procedure volume and higher pricing for instruments and accessories, partially offset by customer buying patterns.
Fourth quarter 2023 da Vinci procedures increased approximately 21% compared with the fourth quarter of 2022. In 2023, approximately 2,286,000 surgical procedures were performed with da Vinci surgical systems, an increase of approximately 22% compared with approximately 1,875,000 surgical procedures performed with da Vinci surgical systems in 2022. The growth in the Company’s overall procedure volume in 2023 was largely attributable to 25% growth in U.S. general surgery procedures as well as 27% growth in outside of the U.S. total procedures, primarily driven by cancer procedures. The Company expects worldwide da Vinci procedures to increase approximately 13% to 16% in 2024.
Preliminary fourth quarter 2023 systems revenue increased by 6% to approximately $480 million, compared with $451 million in the fourth quarter of 2022. Preliminary full year 2023 systems revenue of approximately $1.68 billion was consistent with 2022.

The Company placed 415 da Vinci surgical systems in the fourth quarter of 2023, compared with 369 systems in the fourth quarter of 2022. The fourth quarter 2023 da Vinci surgical system placements included 201 systems placed under operating lease arrangements, of which 109 systems were placed under usage-based operating lease arrangements, compared with 154 systems placed under operating lease arrangements, of which 70 systems were placed under usage-based operating lease arrangements in the fourth quarter of 2022.
The Company placed 1,370 da Vinci surgical systems in 2023, compared with 1,264 systems in 2022. The 2023 da Vinci surgical system placements included 659 systems placed under operating lease arrangements, of which 355 systems were placed under usage-based operating lease arrangements, compared with 492 systems placed under operating lease arrangements, of which 216 systems were placed under usage-based operating lease arrangements in 2022.
Impact of COVID-19 Pandemic
During early 2023, COVID-19 resurgences in China continued to negatively impact our procedure volumes; however, as infections and hospitalization started to decrease, we saw a recovery of procedure volumes. During the remainder of 2023, we did not experience significant disruptions from COVID-19. However, COVID-19 has had in the past, and could have in the future, an adverse impact on the Company’s procedure volumes.
Commenting on the announcement, Intuitive CEO Gary Guthart said, “We are pleased with customer adoption of our platforms and their use during the quarter and full year. We remain focused on supporting our customers’ pursuit of the quadruple aim in acute interventions.”
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
The Company is scheduled to present at the 2024 J.P. Morgan Healthcare Conference on January 10, 2024, at 9:00 a.m. PST. The Company is scheduled to report its fourth quarter 2023 results during a conference call on January 23, 2024, at which point the Company will discuss the 2023 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive website.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic surgery. Our technologies include the da Vinci surgical system and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.
Product and brand names/logos are trademarks or registered trademarks of Intuitive Surgical or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.
Forward-Looking Statements
The Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, all financial results described in this press release should be considered unaudited preliminary results and are subject to change to reflect any corrections or adjustments, or changes in accounting estimates, that are identified prior to the time that the Company is in a position to complete these filings. Actual results could differ materially from these preliminary results.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2023, expected procedure growth in 2024, customer adoption of the Company’s platforms, and the potential impacts of the COVID-19 pandemic on the Company’s business, financial condition, and results of operations. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: completion of the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures, the overall macroeconomic environment, including the levels of inflation and interest rates, the conflict in Ukraine, the conflict between Israel and Hamas, disruption to the Company’s supply chain, including increased difficulties in obtaining a sufficient supply of materials in the semiconductor and other markets; curtailed or delayed capital spending by hospitals; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 pandemic could lead to material delays and cancellations of, or reduced demand for, procedures; closures of the Company’s facilities; delays in surgeon training; delays in gathering clinical evidence; delays in obtaining new product approvals, clearances, or certifications from the U.S. Food and Drug Administration (“FDA”), comparable regulatory authorities, or notified bodies; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions; procedure counts; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company operates; risks associated with the Company’s operations and any expansion outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole and single sourced suppliers; the results of legal proceedings to which the Company is or may become a party, including but not limited to product liability claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.